Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Alexandra Solomovskaya, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Amendment to the Annual Report on Form 10-K of Orion Bliss Corp. for the year ended April 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Orion Bliss Corp.

Dated: July 20, 2023

/s/ Alexandra Solomovskaya
Alexandra Solomovskaya
President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)